                                                                 Exhibit 99.(14)

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Trustees and Shareholders of Special Money Market Fund, Inc.:

We consent to the incorporation by reference, in this registration statement on Form N-14 of our report dated August 25, 2004 on the statement of assets and liabilities, including the portfolio of investments as of June 30, 2004, and the related statement of operations, the statement of changes in net assets and the financial highlights for the year then ended of the Special Money Market Fund, Inc. (hereafter referred to as the "Fund"). The financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the heading "Independent Registered Public Accounting Firm" in this registration statement on Form N-14.


/s/ KPMG LLP
KPMG LLP
September 24, 2004

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 20, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of MoneyMart Assets Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firms" in such Registration Statement. We also consent to the references to us under the headings "Independent Auditors", "Financial Statements" and "Financial Highlights" in that Fund's N-1A Registration Statement dated February 27, 2004, which is incorporated by reference in the Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
September 27, 2004